Exhibit 99.1

True Religion Apparel Reports 2008 Fourth Quarter and Full Year Financial Results

— Full year 2008 net sales of $270.0 million, an increase of 55.8% from $173.3 million in 2007 —

— Full year 2008 net income grew 59.3% to $44.4 million, or $1.83 per diluted share, from $27.8 million, or $1.16 per diluted share in 2007 —

— Q4 08 net sales of $73.0 million, an increase of 38.5% from $52.7 million in Q4 07 —

—Q4 08 net income grew 42.6% to $12.7 million, or $0.53 per diluted share, from $8.9 million, or $0.37 per diluted share in Q4 07—

— Initiates full year 2009 net sales guidance of $290 million to $297 million and EPS guidance of $1.73 to $1.81. —

VERNON, California — February 25, 2009 — True Religion Apparel, Inc. (Nasdaq: TRLG) today announced financial results for the fourth quarter and year ended December 31, 2008.

Fourth Quarter 2008 Financial Results

•                  Net sales in the fourth quarter of 2008 were $73.0 million, an increase of 38.5% from $52.7 million in the fourth quarter of 2007.  Net sales in the Company’s U.S. wholesale segment increased 14.4% to $36.4 million from $31.8 million in the prior year period.  The Company’s international segment’s net sales increased 27.4% to $11.8 million from $9.2 million in the 2007 prior year period.  Net sales for the consumer direct segment, which includes the Company’s branded retail stores and e-commerce site, increased 112.6% to $24.4 million from $11.5 million in the prior year period.  The Company operated 42 branded stores as of December 31, 2008, compared to 15 as of December 31, 2007.  Fourth quarter 2008 net sales included $0.5 million of licensing revenues.

•                  Gross profit in the fourth quarter of 2008 was $43.3 million, or 59.3% of net sales, compared to $30.1 million, or 57.2% of net sales, in the fourth quarter of 2007.  The overall improvement in gross margin reflects the ongoing segment mix shift towards the Company’s higher-margin consumer direct business.  The gross margin improvement was partially offset by a decrease in net sales to boutique customers, which produce a higher gross margin than other wholesale customers, and a decline in the consumer direct segment gross margin resulting from incremental markdowns at the Company’s outlet stores.

•                  Selling, general and administrative (“SG&A”) expenses in the fourth quarter of 2008 increased 51.8% to $23.4 million from $15.4 million in the prior year period. SG&A expenses for the fourth quarter of 2008 included growth in consumer direct operating costs of $5.8 million.

•                  Operating income for the 2008 fourth quarter increased 35.0% to $19.8 million, or 27.2% of net sales, from $14.7 million, or 27.9% of net sales, in the 2007 fourth quarter.  The year-over-year reduction in operating margin was primarily driven by the increased operating expenses associated with the expansion of the consumer direct segment.

•                  True Religion’s effective tax rate for the fourth quarter of 2008 was 36.5% compared to 41.0% for the fourth quarter of 2007.  The reduction in the effective tax rate on a year-over-year basis was the result of the Company implementing a tax planning strategy in 2008 that retroactively changed its filing status in certain states.  In addition, the 2007 effective tax rate was impacted by a significant amount of 2007 executive compensation that was not deductible for income tax purposes.

•                  Net income for the 2008 fourth quarter increased 42.6% to $12.7 million, or $0.53 per diluted share based on weighted average shares outstanding of 24.1 million, from $8.9 million, or $0.37 per diluted share based on weighted average shares outstanding of 24.0 million, in the 2007 fourth quarter.

2008 Financial Results

•                  Net sales for the full year 2008 were $270.0 million, an increase of 55.8% from $173.3 million in the prior year.  Net sales in the Company’s U.S. wholesale segment increased 37.6% to $153.2 million from $111.4 million in the prior year.  The Company’s international segment’s net sales increased 26.2% to $40.0 million from $31.7 million in 2007.  Net sales for the consumer direct segment increased 157.3% to $75.3 million from $29.3 million in the prior year.  Net sales for the full year 2008 included $1.4 million of licensing revenues.

•                  Gross profit for the full year 2008 was $157.0 million, or 58.1% of net sales, compared to $98.8 million, or 57.0% of net sales, in the full year 2007.  The overall improvement in gross margin reflects the ongoing segment net sales mix shift towards the Company’s higher-margin consumer direct business, partially offset by increased wholesale sales of prior season and slow moving merchandise to select off-price retailers and a decrease in net sales to boutique customers, which produce a higher gross margin than other wholesale customers.

•                  SG&A expenses for the full year 2008 increased 70.5% to $88.1 million from $51.7 million in 2007.  SG&A expenses for the full year 2008 included growth in consumer direct operating costs of $19.3 million, including $1.6 million of additional pre-opening expenses as the Company opened 27 stores in 2008.  In 2008, the Company also incurred $2.1 million of expenses to launch its national print marketing campaign, and $1.0 million in costs related to the establishment and ramp-up of its first international subsidiary.

•                  Operating income for the year ended December 31, 2008 increased 46.1% to $68.9 million, or 25.5% of net sales, from $47.1 million, or 27.2% of net sales for the year ended December 31, 2007.  The year-over-year reduction in the operating margin was primarily driven by the reduction in the U.S. Wholesale gross margin and increased operating expenses associated with the expansion of the consumer direct segment.

•                  True Religion’s effective tax rate for the year ended December 31, 2008 was 36.6% compared to 43.1% for the year ended December 31, 2007.  The reduction in the effective tax rate on a year-over-year basis was the result of the Company implementing a tax planning strategy in 2008 that retroactively changed its filing status in certain states.  In addition, the Company’s 2007 effective tax rate was impacted by a significant amount of 2007 executive compensation that was not deductible for income tax purposes.

•                  Net income for the year ended December 31, 2008 increased 59.3% to $44.4 million, or $1.83 per diluted share based on weighted average shares outstanding of 24.3 million, from $27.8 million, or $1.16 per diluted share based on weighted average shares outstanding of 23.9 million, for the year ended December 31, 2007.

Management Comments

 “Our strong performance in the 2008 fourth quarter and full year demonstrates the strength of our multi-segment distribution model,” said Jeffrey Lubell, Chairman, Chief Executive Officer and Creative Director of True Religion Apparel, Inc. “We delivered year-over-year revenue growth of 56% to $270.0 million from $173.3 million and grew profitability in excess of 59% to $44.4 million from $27.8 million.  We attribute our strong performance to our ability to successfully leverage our expanding product collection across distribution channels to satisfy the growing worldwide demand for True Religion apparel.  We are especially pleased to deliver these results while continuing to invest strategically in our brand, personnel and infrastructure.  We believe we are well positioned to extend our market share and brand leadership and capitalize on the many growth initiatives we see ahead.”

Balance Sheet and Liquidity

As of December 31, 2008, the Company had $57.2 million of cash and cash equivalents and no debt.  Net cash provided by operating activities during 2008 was $49.1 million compared to $9.8 million in the prior year.

Store Openings

During the 2008 fourth quarter, True Religion opened six new stores, bringing its total store count at the end of 2008 to 42 stores, compared to 15 stores at the end of 2007.  In January 2009, the Company opened three new stores, bringing the total store count to 45 stores.  The Company anticipates opening 22 additional new stores by year-end 2009 for a total of 67 branded retail stores.

Q4 2008 Segment Results

(Dollar amounts in thousands)

	Three Months Ended December 31			Twelve Months Ended December 31
			% Increase/			% Increase/
	2008	2007	Decrease	2008	2007	Decrease
Net sales:
Wholesale - US	$36,358	$31,771	14.4%	$153,235	$111,390	37.6%
Consumer Direct	24,424	11,490	112.6%	75,314	29,268	157.3%
International	11,755	9,225	27.4%	40,044	31,728	26.2%
Other	453	228	98.7%	1,407	870	61.7%
Total net sales	$72,990	$52,714	38.5%	$270,000	$173,256	55.8%

	Three Months Ended December 31				Twelve Months Ended December 31
	2008		2007		2008		2007
		Gross		Gross		Gross		Gross
		Margin		Margin		Margin		Margin
	Amount	%	Amount	%	Amount	%	Amount	%
Gross profit:
Wholesale - US	$18,740	51.5%	$16,406	51.6%	$78,670	51.3%	$60,007	53.9%
Consumer Direct	18,273	74.8%	8,914	77.6%	57,669	76.6%	22,452	76.7%
International	5,798	49.3%	4,581	49.7%	19,255	48.1%	15,498	48.8%
Other	453	100.0%	228	100.0%	1,407	100.0%	870	100.0%
Total gross profit	$43,264	59.3%	$30,129	57.2%	$157,001	58.1%	$98,827	57.0%

	Three Months Ended December 31				Twelve Months Ended December 31
	2008		2007		2008		2007
		Operating		Operating		Operating		Operating
		Margin		Margin		Margin		Margin
	Amount	%	Amount	%	Amount	%	Amount	%
Operating income:
Wholesale - US	$11,270	31.0%	$9,696	30.5%	$47,452	31.0%	$36,405	32.7%
Consumer Direct	8,540	35.0%	4,988	43.4%	27,810	36.9%	11,875	40.6%
International	4,652	39.6%	4,415	47.9%	16,761	41.9%	14,718	46.4%
Other	(4,627)	NM	(4,406)	NM	(23,147)	NM	(15,856)	NM
Total operating income	$19,835	27.2%	$14,693	27.9%	$68,876	25.5%	$47,142	27.2%

2009 Guidance

The Company is initiating its guidance for the fiscal year ended December 31, 2009 as follows:

•                  Net sales are expected to be in the range of $290 million to $297 million

•                  EPS is expected to be in the range of $1.73 to $1.81.

The Company’s 2009 EPS guidance reflects fully diluted weighted average shares outstanding of approximately 24.6 million and an effective tax rate of 36.9%.

Key assumptions embedded in the Company’s full year 2009 guidance, as compared to the full year 2008, are identified below:

•                  Forecasted net sales growth within the Company’s consumer direct segment of 60% to 65% will be driven by the addition of 25 new branded retail stores in 2009 and the 27 stores opened in 2008.

•                  Net sales in the U.S. wholesale segment is expected to decline by 17% to 19% driven by a sharp reduction in sales to boutiques and a mid-single digit decline in sales to Majors and off-price retailers.

•                  The Company’s International segment is forecasted to increase its net sales by low single digits, driven by an increase in net sales to Japanese wholesale customers.

Mr. Lubell added, “2008 was a year of significant accomplishments and strong financial performance for True Religion.  We plan to build upon our positive momentum in 2009 with the introduction of new innovative jeans and sportswear products, continued growth in our consumer direct business and the expansion of our distribution channels both domestically and abroad.  Despite the continued uncertainty in the direction of the economic and consumer environment, we are confident that we are appropriately resourced and positioned to respond to business developments, and evolve our operating and growth strategy, as necessary.  We will remain acutely attuned to the changes in the macro-environment with a focus on monitoring key trends, such as sales order backlog, inventory levels and variable spending.  We believe that our solid financial position and strong balance sheet will enable us to allocate resources strategically to grow the business for the long-term.”

Investor Conference Call

True Religion management will host a conference call to discuss the financial results and answer questions today at 4:30 p.m. ET. The conference call will be available to all interested parties through a live webcast at www.truereligionbrandjeans.com and www.earnings.com. Please visit the Web site at least 15 minutes prior to the start of the call to register and download any necessary software. For those unable to listen to the live broadcast, the call will be archived for a year at both sites. A telephone replay of the call will be available for approximately one month following the conclusion of the call by dialing (800) 406-7325 (domestic) or (303) 590-3030 (international) and entering passcode: 3970327.

About True Religion Apparel, Inc.

True Religion Apparel, Inc. is a growing, design-based brand.  The company designs, manufactures and markets True Religion Apparel products, including its True Religion Brand Jeans.  Its expanding product line, which includes high quality distinctive styling and fit in denim, sportswear, and licensed products, may be found in premium department stores and boutiques in 50 countries around the world, including the United States, Canada, Germany, United Kingdom, Japan, South Korea, France, Spain, Sweden, Greece, Italy, Mexico,

Australia, South Africa and China.  For more information, please visit www.truereligionbrandjeans.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Among these forward looking statements are our 2009 Guidance, Segment Guidance, Store Opening Guidance and the other statements contained in this press release addressing our plans, expectations, future financial condition and results of operations.  These forward-looking statements are not historical facts and are inherently uncertain and outside of our control.  Any or all of our forward-looking statements in this press release may turn out to be wrong.  They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Actual future results may vary materially. Factors that may cause our plans, expectations, future financial condition and results to change are described in our Annual Report on Form 10-K, Reports of Form 10-Q and our other filings with the SEC, and include: the current downturn in the United States economy; the Company’s ability to predict fashion trends; the Company’s ability to continue to maintain its brand image and reputation; competition from companies with significantly greater resources than ours; and the Company’s ability to continue and control its expansion plans.

SOURCE: True Religion Apparel, Inc.

Contact:	True Religion Apparel, Inc.
Pete Collins, Chief Financial Officer
(323) 266-3072

Investor Relations

Andrew Greenebaum / Laura Foster
ICR, Inc.
(310) 954-1115

TRUE RELIGION APPAREL, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net sales	$72,990	$52,714	$270,000	$173,256
Cost of sales	29,726	22,585	112,999	74,429
Gross profit	43,264	30,129	157,001	98,827

Selling, general, and administrative expenses	23,429	15,436	88,125	51,685

Operating income	19,835	14,693	68,876	47,142

Interest income, net	(177)	(422)	(1,065)	(1,803)

Income before provision for income taxes	20,012	15,115	69,941	48,945
Provision for income taxes	7,305	6,202	25,570	21,100
Net income	$12,707	$8,913	$44,371	$27,845

Earnings per share:
Basic	$0.54	$0.39	$1.89	$1.21
Diluted	$0.53	$0.37	$1.83	$1.16

Weighted average shares outstanding:
Basic	23,686	23,023	23,511	22,964
Diluted	24,050	24,026	24,270	23,949

TRUE RELIGION APPAREL, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share amounts)

(unaudited)

	December 31,	December 31,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$57,245	$28,686
Short-term investments	4,850	5,345
Accounts receivable, net of allowances:
From factor	23,060	14,709
From customers	10,043	13,189
Inventory	25,828	20,771
Deferred income tax assets	6,498	4,707
Prepaid expenses and other current assets	4,148	2,305
Total current assets	131,672	89,712
Property and equipment, net	28,006	11,579
Long-term investments	4,990	10,200
Deferred income tax assets	—	561
Other assets	1,784	1,206

TOTAL ASSETS	$166,452	$113,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$10,633	$9,597
Accrued salaries, wages and benefits	6,889	4,059
Income taxes payable	1,042	3,210
Total current liabilities	18,564	16,866
Long-Term Liabilities:
Long-term deferred rent	4,536	1,145
Long-term deferred tax liabilities	1,102	—
Total long-term liabilities	5,638	1,145
Total liabilities	24,202	18,011

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 20,000, shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.0001 par value, 80,000 shares authorized, 24,450 and 23,587 issued and outstanding, respectively	2	2
Additional paid-in capital	38,554	26,491
Retained earnings	103,508	68,754
Accumulated other comprehensive income, net	186	—
Total stockholders’ equity	142,250	95,247

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$166,452	$113,258

 TRUE RELIGION APPAREL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$44,371	$27,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,427	2,044
Provision for bad debts and returns	1,117	(285)
Stock-based compensation	10,297	5,731
Tax benefit from stock-based compensation	229	1,303
Excess tax benefit from stock-based compensation	(229)	(1,270)
Deferred income tax	(123)	(2,636)
Other	300	—
Changes in operating assets and liabilities:
Accounts receivable from factor	(8,811)	(6,756)
Accounts receivable from customers	1,914	(4,828)
Inventory	(4,377)	(11,477)
Prepaid expenses and other current assets	(1,834)	(1,608)
Other assets	(448)	—
Accounts payable and accrued expenses	(825)	(29)
Accrued salaries, wages and benefits	2,831	2,150
Income taxes payable	(2,168)	(1,094)
Long–term deferred rent	3,391	720
Net cash provided by operating activities	49,062	9,810

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(18,187)	(8,765)
Purchases of investments	—	(17,505)
Sales of investments	5,550	2,105
Expenditures to establish trademarks	(81)	(228)
Net cash used in investing activities	(12,718)	(24,393)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	25	198
Tax withholding payment for stock–based compensation	(8,110)	(3,077)
Excess tax benefit from stock–based compensation	229	1,270
Net cash used in financing activities	(7,856)	(1,609)

Effect of exchange rate changes in cash	71	—

Net increase (decrease) in cash and cash equivalents	28,559	(16,192)
Cash and cash equivalents, beginning of period	28,686	44,878
Cash and cash equivalents, end of period	$57,245	$28,686